SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(A)
                  OF THE SECURITIES EXCHANGE ACT OF 1934
                             (Amendment No.  )
                                                                       ----
                          Filed by the Registrant                     / X /
                                                                      ----
                                                                       ----
                Filed by a Party other than the Registrant            /   /
                                                                      ----
CHECK THE APPROPRIATE BOX:
 ----
/ X /    Preliminary Proxy Statement
----
 ----
/   /    Preliminary Additional Materials
----
 ----
/   /    Definitive Proxy Statement
----
 ----
/   /    Definitive Additional Materials
----
 ----
/   /    Soliciting Material Pursuant to Sec. 240.14a-11(e) or
----     Sec. 240.14a-12

                       PUTNAM CAPITAL MANAGER TRUST
             (Name of Registrant as Specified In Its Charter)
                (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
 ----
/ x /    $125 per Exchange Act Rules 0-11(c)(1)(ii),
----           14a-6(i)(1), or 14a-6(i)(2).
 ----
/   /    $500 per each party to the controversy pursuant
----          to Exchange Act Rule 14a-6(i)(3).
 ----
/   /    Fee computed on table below per Exchange Act Rules
----          14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)  Aggregate number of securities to which
              transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
              0-11:

         (4)  Proposed maximum aggregate value of transaction:

 ----
/   /    Check box if any part of the fee is offset as provided
----          by Exchange Act Rule 0-11(a)(2) and identify the filing
         for which the offsetting fee was paid previously.
         Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:

         (2)  Form, Schedule or Registration Statement No.:

         (3)  Filing Party:

                       (4)  Date Filed:
IMPORTANT INFORMATION
FOR CONTRACT AND POLICY HOLDERS OF
PCM UTILITIES GROWTH AND INCOME FUND
SUBACCOUNTS

THE DOCUMENT YOU HOLD IN YOUR HANDS CONTAINS A PROXY STATEMENT AND A VOTING INSTRUCTION CARD. A VOTING INSTRUCTIONS CARD IS, IN ESSENCE, A BALLOT. WHEN YOU COMPLETE YOUR VOTING INSTRUCTIONS, IT TELLS YOUR INSURANCE COMPANY HOW TO VOTE ON YOUR BEHALF ON IMPORTANT ISSUES RELATING TO THE PORTION OF YOUR ACCOUNT THAT IS ALLOCATED TO PCM UTILITIES GROWTH AND INCOME FUND. IF YOU COMPLETE AND SIGN THE VOTING INSTRUCTION CARD, IT WILL BE VOTED EXACTLY AS YOU INSTRUCT. IF YOU SIMPLY SIGN YOUR VOTING INSTRUCTION CARD, IT WILL BE VOTED IN THE SAME PROPORTION AS SHARES FOR WHICH INSTRUCTIONS HAVE BEEN RECEIVED.

WHILE INVESTORS SOMETIMES FIND A PROXY STATEMENT INTIMIDATING, WE
ARE, IN FACT, ASKING FOR YOUR INSTRUCTIONS ON JUST ONE MATTER.
SO WE URGE YOU TO SPEND A FEW MINUTES WITH THE PROXY STATEMENT,
FILL OUT YOUR VOTING INSTRUCTION CARD, AND RETURN IT.

WE WANT TO KNOW HOW YOU WOULD LIKE TO VOTE.  PLEASE TAKE A FEW
MOMENTS WITH THESE MATERIALS AND RETURN YOUR VOTING INSTRUCTION
CARD.

                        (PUTNAM LOGO APPEARS HERE)
                          BOSTON * LONDON * TOKYO

TABLE OF CONTENTS

A Message from the Chairman. . . . . . . . . . . . . . . . . . . . . . . .1

Notice of Shareholder Meeting. . . . . . . . . . . . . . . . . . . . . . .2

Trustees' Recommendations. . . . . . . . . . . . . . . . . . . . . . . . .3

PROXY OR VOTING INSTRUCTION CARD ENCLOSED






















If you have any questions, please contact us at the special toll-free number we have set up for you (1-800-521-0538) or call your financial adviser.

A MESSAGE FROM THE CHAIRMAN

(Photograph of George Putnam appears here)

Dear Contract and Policy Holder:

I am writing to you to ask for your voting instructions on an important question that affects the portion of your account that is allocated to PCM Utilities Growth and Income Fund (the "fund"), a series of Putnam Capital Manager Trust (the "Trust"). While you are, of course, welcome to join us at the fund's meeting, most contract and policy holders provide voting instructions by filling out and signing the enclosed card. We are asking for your instructions on the following matter:

1.  APPROVING A NEW MANAGEMENT CONTRACT BETWEEN THE FUND AND
    PUTNAM INVESTMENT MANAGEMENT, INC., INCLUDING AN INCREASE IN
    THE MANAGEMENT FEE PAYABLE BY THE FUND.

A word about the management fee increase. A fee increase is proposed only after a great deal of thought and analysis on the part of the Trustees. For several years, the Trustees have been carefully studying the management fees, investment performance and expense ratios of each of the Putnam funds and also major competing funds. This comprehensive review resulted in recommendations for fee increases for some funds and decreases for others. The new management fee for PCM Utilities Growth and Income Fund will result in an increase of $.09 in annual expenses for each $100 invested, or 9/100th of 1%. In addition, the new fee schedule, unlike the old schedule, provides for lower fee rates as the fund's assets increase and would, in fact, result in a fee decrease if its net assets exceed $1.75 billion. The Trustees believe that this increase, the first since the fund's inception in 1992, will provide Putnam Investment Management, Inc. with a fee that is fair and reasonable when compared with the fees paid to other high-quality fund managers. We encourage you to support the Trustees' recommendation.

Your voting instructions are important to us. We appreciate the time and consideration that I am sure you will give this important matter. If you have questions about the proposal, call
1-800-521-0538.

                             Sincerely yours,

                             (signature of George Putnam)
                             George Putnam, Chairman

PCM UTILITIES GROWTH AND INCOME FUND
NOTICE OF A MEETING OF SHAREHOLDERS


THIS IS THE FORMAL AGENDA FOR THE SHAREHOLDER MEETING.  IT TELLS
YOU WHAT MATTERS WILL BE VOTED ON AND THE TIME AND PLACE OF THE
MEETING, IF YOU CAN ATTEND IN PERSON.

To the Shareholders of PCM Utilities Growth and Income Fund:

A Meeting of Shareholders of the PCM Utilities Growth and Income Fund (the "fund"), a series of Putnam Capital Manager Trust (the "Trust"), will be held on July 11, 1996 at 2:00 p.m., Boston time, on the eighth floor of One Post Office Square, Boston, Massachusetts, to consider the following:

1.   APPROVING A NEW MANAGEMENT CONTRACT BETWEEN YOUR FUND AND
     PUTNAM INVESTMENT MANAGEMENT, INC., INCLUDING AN INCREASE IN
     THE MANAGEMENT FEE PAYABLE BY THE FUND.  SEE PAGE  .

2.   TRANSACTING OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE
     MEETING.


By the Trustees

George Putnam, Chairman
William F. Pounds, Vice Chairman

Jameson A. Baxter                   Donald S. Perkins
Hans H. Estin                       George Putnam, III
John A. Hill                        Eli Shapiro
Elizabeth T. Kennan                 A.J.C. Smith
Lawrence J. Lasser                  W. Nicholas Thorndike
Robert E. Patterson



WE URGE YOU TO MARK, SIGN, DATE, AND MAIL THE ENCLOSED VOTING
INSTRUCTION CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED SO YOU
WILL BE REPRESENTED AT THE MEETING.

April 12, 1996

PROXY STATEMENT

THIS DOCUMENT WILL GIVE YOU THE INFORMATION YOU NEED TO VOTE ON THE MATTER LISTED ON THE PREVIOUS PAGE. MUCH OF THE INFORMATION IN THE PROXY STATEMENT IS REQUIRED UNDER RULES OF THE SECURITIES AND EXCHANGE COMMISSION (SEC); SOME OF IT IS TECHNICAL. IF THERE IS ANYTHING YOU DON'T UNDERSTAND, PLEASE CONTACT US AT OUR SPECIAL TOLL-FREE NUMBER, 1-800-521-0538, OR CALL YOUR FINANCIAL ADVISER.

WHO IS ASKING FOR MY VOTE?

THE ENCLOSED PROXY IS SOLICITED BY THE TRUSTEES OF PCM UTILITIES GROWTH AND INCOME FUND for use at the meeting of Shareholders to be held on July 11, 1996, and, if the meeting is adjourned, at any later meetings, for the purposes stated in the Notice of Meeting (see previous page).

HOW DO THE FUND'S TRUSTEES RECOMMEND THAT SHAREHOLDERS VOTE ON
THIS PROPOSAL?

The Trustees recommend that you vote

1.   FOR APPROVAL OF THE NEW MANAGEMENT CONTRACT, INCREASING THE
     FEES PAYABLE BY THE FUND TO PUTNAM INVESTMENT MANAGEMENT,
     INC.

WHO IS ELIGIBLE TO VOTE?

Shareholders of record at the close of business on April 19, 1996, are entitled to be present and to vote at the meeting or any adjourned meeting.

As of that date, The Hartford Life Insurance Companies ("Hartford"), Northwestern National Life Insurance Company ("NWNL") and Paragon Life Insurance Company ("Paragon") were shareholders of record of the fund. Each of Hartford, NWNL and Paragon will vote shares of the fund held by it in accordance with voting instructions received from variable annuity contract and variable life insurance policy owners ("Contract Owners") for whose accounts the shares are held. Accordingly, this Proxy Statement is also intended to be used by Hartford, NWNL and Paragon in obtaining such voting instructions from Contract Owners.

The Notice of Meeting, the proxy (or voting instruction) card, and the Proxy Statement have been mailed to shareholders of record and Contract Owners on or about April , 1996.

Each share is entitled to one vote. Shares represented by duly executed proxies will be voted in accordance with shareholders' instructions. If no instructions are made, the proxy will be voted in accordance with the Trustees' recommendation.

In the event that a Contract Owner gives no instructions or leaves the voting discretionary, Hartford, NWNL or Paragon will vote the shares of the fund attributable to the Contract Owner in the same proportion as shares of the fund for which it has received instructions.

THE PROPOSAL

1. APPROVAL OF A NEW MANAGEMENT CONTRACT

The Trustees of the Trust recommend that shareholders of PCM Utilities Growth and Income Fund approve a new management contract with Putnam Investment Management, Inc., the Trust's investment manager ("Putnam Management"), which provides for an increase in the management fees payable by the fund to Putnam Management. The proposed contract, which is attached as Exhibit B, is identical in all substantive respects to the existing contract, except for the proposed change in management fees. Further information about both the current and proposed management contract, the termination and renewal procedures, the services provided by Putnam Management and its affiliates, and information concerning brokerage and related matters can be found under "Additional Information Relating to Management Contract Approval" on page ( ).

WHAT DO MANAGEMENT FEES PAY FOR?

Management fees pay Putnam Management for the services it provides in conducting the day-to-day operations of the Trust and the fund. These include providing the personnel, equipment, and office facilities necessary for the management of the fund's investment portfolio, determining the fund's daily net asset value, maintaining the accounts and records of the fund, preparation of reports to shareholders, compliance with regulatory requirements, and general administration of the Trust's affairs.

WHY DID PUTNAM MANAGEMENT RECOMMEND A NEW MANAGEMENT FEE SCHEDULE
TO THE TRUSTEES?

In recent years, Putnam Management has noted a general increase in the complexity of the investment process and in the competition for talented investment personnel. Putnam Management recommended the new management fee schedule to help ensure that Putnam Management receives fees for its services that are competitive with fees paid to high-quality investment managers by other mutual funds. Putnam Management believes that maintaining competitive management fees will, over the longer term, enable it to continue to provide high-quality management services to the fund and to the other funds in the Putnam group. Putnam Management also notes that your fund's current management fee schedule has not been increased since the fund's inception in 1992.

HOW DID THE TRUSTEES ARRIVE AT THE PROPOSED MANAGEMENT FEE?

Several years ago, the Trustees undertook a comprehensive review of the management fees paid by the Putnam funds. This review was conducted largely through the Contract Committee of the Trustees, which consists solely of independent Trustees who have no financial interest in Putnam Management. As a result of this review, the Trustees and Putnam Management reached agreement on a system of model fee schedules for the various types of funds in the Putnam group. These model fee schedules have now been implemented for most of the Putnam funds. The proposed new fee schedule for the fund is identical to that which has been implemented for many other Putnam funds.

The Trustees and Putnam Management also reached a general understanding that these model fee schedules should be implemented for a particular fund only following consideration of the fund's comparative investment performance and expense levels. After reviewing comparative data on competitive funds and noting, among other things, the fund's strong relative performance, the Trustees concluded that it would be appropriate to implement a model fee schedule for PCM Utilities Growth and Income Fund at this time. The Trustees have indicated that they will continue to look closely at the fund's comparative performance and expense levels in their future annual reviews of the fund's management contract.

WHAT FACTORS DID THE TRUSTEES CONSIDER?

The Trustees placed primary emphasis upon the nature and quality of the services being provided by Putnam Management, including the relative complexity of managing the fund, and a comparison of recent investment performance, management fees, and other expenses paid by the fund with those of similar funds managed by other investment advisers.

The Trustees also considered, among other things, information provided by Putnam Management regarding the profitability of its current and proposed management fee arrangements with the fund (without regard to costs incurred by Putnam Management and its affiliates in connection with the marketing of shares) as well as the benefits to Putnam Management and its affiliates resulting from the fact that affiliates of Putnam Management currently serve as shareholder servicing agent, distributor, and custodian for each of the Putnam funds pursuant to separate contractual arrangements. Following consideration of these and the other factors described above, the Trustees of the Trust, including all of the independent Trustees, unanimously approved the proposed new contract on January 5, 1996.

HOW HAS PCM UTILITIES GROWTH AND INCOME FUND PERFORMED?

As part of any decision regarding management fees, shareholders may wish to consider how the fund has performed. The chart that follows shows how $10,000 invested in PCM Utilities Growth and Income Fund at the Fund's inception on May 4, 1992, with dividends reinvested, would have grown to $14,075.

[mountain graph appears here]
GROWTH OF A $10,000 INVESTMENT

Plot points:
5/4/92              $10,000
12/31/92             10,618
12/31/93             11,876
12/31/94             10,889
12/31/95             14,075

ANNUALIZED
TOTAL RETURN
as of 12/31/95

1 year                                                              29.25%
3 years                                                              9.85%
Life (since 5/1/92)                                                  9.76%

Performance assumes reinvestment of distributions at net asset value, represents past results, and does not account for taxes or for charges and fees payable at the separate account level.

HOW HAS PCM UTILITIES GROWTH AND INCOME FUND PERFORMED IN
COMPARISON TO SIMILAR FUNDS?

Another way of evaluating the performance of the PCM Utilities Growth and Income Fund is to compare it to other funds with similar investment objectives and strategies and which are offered through variable insurance subaccounts. The total return of shares of PCM Utilities Growth and Income Fund ranked in the top 29% of 6 such funds for the twelve months ended December 31, 1995, and in the top 17% of 5 such funds for the three years ended December 31, 1995.

Lipper rankings of utility funds underlying variable insurance subaccounts do not take into account charges and fees payable at the subaccount level. Past performance is not indicative of future results.

WHAT IS THE EFFECT OF THE NEW MANAGEMENT FEE SCHEDULE?

Under the new management contract, the annual management fee paid by the fund to Putnam Management would be increased as follows:

Existing Fee                       Proposed Fee

0.60%                        FIRST $500 MILLION           0.70%
                             NEXT $500 MILLION            0.60%
                             NEXT $500 MILLION            0.55%
                             NEXT $5 BILLION              0.50%
                             NEXT $5 BILLION             0.475%
                             NEXT $5 BILLION             0.455%
                             NEXT $5 BILLION              0.44%
                             THEREAFTER                   0.43%

Based upon net assets of the fund at December 31, 1995 of $530,460,686, the effective annual management fee rate under the proposed fee schedule would be 0.69% as compared to the existing rate of 0.60%. This represents an increase of $.09 in annual expenses for each $100 invested in the fund. The new management fee schedule, unlike the old, provides for lower management fee rates as the fund's assets increase, and would result in a fee decrease if the fund's net assets exceed $1.75 billion.

For its fiscal year ended December 31, 1995, the fund paid management fees to Putnam Management of $2,666,363. If the proposed new management contract had been in effect for the year, the fund would have paid fees of $3,110,757 an increase of 16.7%.

WHAT PERCENTAGE OF SHAREHOLDERS' VOTES ARE REQUIRED TO PASS THE
PROPOSAL?

Approval of the new management contract will require the "yes" vote of a "majority of the outstanding voting securities" of the fund, as provided in the Investment Company Act of 1940. For this purpose, this means the "yes" vote of the lesser of (1) more than 50% of the outstanding shares of the fund or (2) 67% or more of the shares of the fund present at the meeting, if more than 50% of the outstanding shares of the fund are present at the meeting in person or by proxy. If the shareholders of the fund do not approve the new contract, the existing management contract will continue in effect.

THE TRUSTEES BELIEVE THAT THE PROPOSED NEW MANAGEMENT FEE IS FAIR
AND REASONABLE AND IN THE BEST INTERESTS OF THE SHAREHOLDERS OF
THE FUND.  ACCORDINGLY, THE TRUSTEES RECOMMEND THAT SHAREHOLDERS
VOTE FOR APPROVAL OF THE PROPOSED NEW CONTRACT.

FURTHER INFORMATION ABOUT VOTING AND THE
SHAREHOLDER MEETING

QUORUM AND METHODS OF TABULATION. Thirty percent of the shares entitled to vote -- present in person or represented by proxy -- constitutes a quorum for the transaction of business with respect to any proposal at the meeting (unless otherwise noted in the proxy statement). Shares represented by proxies that reflect abstentions will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Votes cast by proxy or in person at the meeting will be counted by persons appointed as tellers for the meeting.

The tellers will count the total number of votes cast "for" approval of the proposal for purposes of determining whether sufficient affirmative votes have been cast. Abstentions have the effect of a negative vote on the proposal. Hartford, NWNL and Paragon have agreed to vote their shares in proportion to and in the manner instructed by Contract Owners.

OTHER BUSINESS. The Trustees know of no other business to be brought before the meeting. However, if any other matters properly come before the meeting, it is their intention that, absent specific Contract Owner instructions to the contrary, Hartford, NWNL and Paragon will vote on such matters in accordance with their best judgment.

SIMULTANEOUS MEETINGS. The meeting of shareholders of the fund is called to be held at the same time as the meetings of shareholders of certain of the other Putnam funds. It is anticipated that all meetings will be held simultaneously. If any shareholder at the meeting objects to the holding of a simultaneous meeting and moves for an adjournment of the meeting to a time promptly after the simultaneous meetings, the persons named as proxies will vote in favor of such adjournment.

SOLICITATION OF PROXIES AND VOTING INSTRUCTIONS. In addition to soliciting proxies and voting instructions by mail, Trustees of the Trust and employees of Hartford, NWNL, Paragon, Putnam Management, Putnam Fiduciary Trust Company, and Putnam Mutual Funds may solicit voting instructions from Contract Owners in person or by telephone. The Trust may also arrange to have voting instructions recorded by telephone. The telephone voting procedure is designed to authenticate Contract Owners' identities, to allow them to direct the voting of shares attributable to their accounts in accordance with their instructions and to confirm that their instructions have been properly recorded. The Trust has been advised by counsel that these procedures are consistent with the requirements of applicable law. If these procedures were subject to a successful legal challenge, such votes would not be counted at the meeting. The Trust is unaware of any such challenge at this time.
Contract Owners would be called at the phone number Hartford, NWNL, Paragon or Putnam Investments, as the case may be, has in its records for their accounts, and would be asked for their Social Security number or other identifying information. The Contract Owners would then be given an opportunity to give their voting instructions. To ensure that the Contract Owners' instructions have been recorded correctly, they will also receive a confirmation of their instructions in the mail. A special toll-free number will be available in case the information contained in the confirmation is incorrect.

The Trustees have adopted a general policy of maintaining confidentiality in the voting of proxies.

Proxies and voting instructions may be solicited from shareholders who have not voted or who have abstained from voting and from Contract Owners who have not provided voting instructions or have abstained from providing voting instructions.

The fund has also retained, at its expense, D.F. King and Co., Inc., 77 Water Street, New York, New York 10005, to aid in the solicitation for registered accounts for a fee not to exceed $1,500, plus reasonable out-of-pocket expenses related to mailing and phone costs.

REVOCATION OF PROXIES. Proxies executed by Hartford, NWNL or Paragon may be revoked at any time before they are voted by a written revocation received by the Clerk of the Trust, by properly executing a later-dated proxy or by attending the meeting and voting in person.

DATE FOR RECEIPT OF SHAREHOLDERS' PROPOSALS FOR SUBSEQUENT MEETINGS OF SHAREHOLDERS. The Trust's Agreement and Declaration of Trust does not provide for annual meetings of shareholders, and the Trust does not currently intend to hold such a meeting in 1997. Shareholder proposals for inclusion in the proxy statement for any subsequent meeting must be received by the Trust within a reasonable period of time prior to any such meeting.

ADJOURNMENT. If sufficient votes in favor of any of the proposals set forth in the Notice of the Meeting are not received by the time scheduled for the meeting, the persons named as proxies may propose adjournments of the meeting for a period or periods of not more than 60 days in the aggregate to permit further solicitation of proxies with respect to any of such proposals. Any adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the meeting to be adjourned. Hartford, NWNL and Paragon will vote in favor of such adjournment those shares which they are entitled to vote in favor of such proposals. They will vote against any such adjournment those shares required to be voted against any of such proposals. The fund pays the costs of any additional solicitation and of any adjourned session. Any proposals for which sufficient favorable votes have been received by the time of the meeting may be acted upon and considered final regardless of whether the meeting is adjourned to permit additional solicitation with respect to any other proposal.

FINANCIAL INFORMATION. THE TRUST WILL FURNISH, WITHOUT CHARGE, TO ANY SHAREHOLDER UPON REQUEST A COPY OF THE TRUST'S ANNUAL REPORT FOR ITS MOST RECENT FISCAL YEAR, AND A COPY OF ITS SEMIANNUAL REPORT FOR ANY SUBSEQUENT SEMIANNUAL PERIOD. SUCH REQUESTS MAY BE DIRECTED TO PUTNAM INVESTOR SERVICES, P.O. BOX 41203, PROVIDENCE, RI 02940-1203, 1-800-521-0538.

ASSETS AND SHARES OUTSTANDING of the
fund as of March 31, 1996

Net assets                                                 $

Shares of the fund outstanding and
authorized to vote                                                   shares

Persons beneficially owning
more than 5% of the fund's shares

ADDITIONAL INFORMATION RELATING TO
MANAGEMENT CONTRACT APPROVAL

FURTHER INFORMATION ABOUT PUTNAM INVESTMENT MANAGEMENT, INC. AND ITS PROPOSED MANAGEMENT CONTRACT. Putnam Management and its affiliates, Putnam Mutual Funds, the principal underwriter for shares of the Trust, and Putnam Fiduciary Trust Company, the Trust's investor servicing agent and custodian, are wholly owned by Putnam Investments, Inc., One Post Office Square, Boston, Massachusetts 02109, a holding company that is in turn wholly owned by Marsh & McLennan Companies, Inc. ("Marsh & McLennan"), which has executive offices at 1166 Avenue of the Americas, New York, New York 10036. Marsh & McLennan Companies and its operating subsidiaries are professional services firms with insurance and reinsurance brokering, consulting, and investment management businesses.

The directors of Putnam Management are George Putnam, Lawrence J. Lasser, and Gordon H. Silver. Mr. Lasser is the principal executive officer of Putnam Management. The principal occupations of Messrs. Putnam, Lasser, and Silver are as officers and directors of Putnam Management and certain of its corporate affiliates. Charles E. Porter, Patricia C. Flaherty, William N. Shiebler, John R. Verani, William F. McGue, Paul M. O'Neil, Paul
G. Bucuvalas, John D. Hughes, Beverly Marcus, and Sheldon N. Simon and Christopher A. Ray (the fund's portfolio managers) are officers of the fund as well as of Putnam Management. The address of Putnam Management and the business address of the directors and officers of Putnam Management is One Post Office Square, Boston, Massachusetts 02109.

In addition to its services to the Trust, Putnam Management acts as investment adviser or subadviser of other publicly owned investment companies having differing investment objectives. For the names of such funds having investment objectives similar to those of the fund and the current rates of Putnam Management's annual fees as adviser or subadviser of such funds, see Exhibit A in this Proxy Statement.

Putnam Management is also affiliated with The Putnam Advisory Company, Inc., which together with its subsidiaries furnishes investment advice to domestic and foreign institutional clients and mutual funds. Another affiliate, Putnam Fiduciary Trust Company, provides investment advice to institutional clients under its banking and fiduciary powers. The advisory fees charged by such firms to their institutional clients are generally at lower rates than those charged the Putnam funds. The services performed and responsibilities assumed by these firms for such clients are, however, not as extensive as those performed or assumed by Putnam Management for the Putnam funds.

Some officers and directors of Putnam Management, including some who are officers of the fund, serve as officers or directors of some of these affiliates. Putnam Management may also enter into other businesses.

All of the officers of the Trust are employees of Putnam Management or its affiliates. Because of their positions with Putnam Management or its affiliates or their ownership of stock of Marsh & McLennan, Messrs. George Putnam, Lawrence J. Lasser, George Putnam, III and A.J.C. Smith, each of whom is a Trustee of the Trust, and the officers of the Trust will benefit from the management fees, custodian fees and investor servicing fees paid or allowed by the Trust.

THE MANAGEMENT CONTRACT. Putnam Management serves as investment manager of the Trust pursuant to a Management Contract. The management fee payable under the Contract is described above in Proposal 1. The fees paid to Putnam Management in the most recent fiscal year are shown below.

Under the Contract, subject to such policies as the Trustees may determine, Putnam Management, at its expense, furnishes continuously an investment program for the fund and makes investment decisions on behalf of the fund. Subject to the control of the Trustees, Putnam Management manages, supervises, and conducts the other affairs and business of the fund, furnishes office space and equipment, provides bookkeeping and clerical services (including determination of the fund's net asset value, but excluding shareholder accounting services) and places all orders for the purchase and sale of the fund's portfolio securities. Putnam Management may place fund portfolio transactions with broker-dealers that furnish Putnam Management, without cost to it, certain brokerage and research services of value to Putnam Management and its affiliates in advising the fund and other clients. In so doing, Putnam Management may cause the fund to pay greater brokerage commissions than it might otherwise pay.

The fund also pays, or reimburses Putnam Management for, the compensation and related expenses of certain officers of the Trust and their assistants. Currently, the fund reimburses Putnam Management for a portion of the compensation and related expenses of certain officers of the Trust who provide certain administrative services to the fund and the other Putnam funds, each of which bears an allocated share of the costs. The aggregate amount of all such payments and reimbursements is determined annually by the Trustees, and the amount paid by the fund in the most recent fiscal year is set forth below. Putnam Management pays all other salaries of officers of the fund. The fund pays all expenses not assumed by Putnam Management including, without limitation, auditing, legal, custodial, investor servicing agent, and shareholder reporting expenses.

The Contract provides that Putnam Management shall not be subject to any liability to the fund or to any shareholder of the fund for any act or omission in the course of or connected with rendering services thereunder in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties.

The Contract may be terminated as to any series of the Trust without penalty upon 30 days' written notice by Putnam Management, by the Trustees of the Trust, or by the affirmative vote of the holders of a "majority of the outstanding voting securities" of such series (as defined in the Investment Company Act of 1940). It may be amended as to any series of the Trust only by an affirmative vote of the holders of a majority of the outstanding voting securities of that series and by a majority of the Trustees who are not "interested persons" of the Trust or Putnam Management.

The Contract will terminate automatically as to any series of the Trust if it is assigned, or unless its continuance is approved at least annually by either the Trustees or shareholders of such series and in either case by a majority of the Trustees who are not "interested persons" of Putnam Management or the Trust.

PAYMENTS TO AN AFFILIATE OF PUTNAM MANAGEMENT.  Putnam Fiduciary
Trust Company is the Trust's investor servicing agent and custodian. The investor servicing fees and custodian fees paid by the fund to Putnam Fiduciary Trust Company in the Trust's most recent fiscal year are set forth below.

INFORMATION FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995
MANAGEMENT CONTRACT
--------------------------------------------------------------
    The management contract dated October 2, 1987, as thereafter supplemented with respect to other funds of the Trust, was initially approved by the sole shareholder of PCM Utilities Growth and Income Fund on February 27, 1992, and was last approved by the Trustees on January 5, 1996.

    Management fee paid by the fund
    to Putnam Management                                   $2,666,363

    Reimbursement paid by the fund to Putnam
    Management for compensation and related expenses
    including employee benefit plan contributions
    for the Trust's Executive Vice President
    (Charles E. Porter), Senior Vice President
    (Patricia C. Flaherty), Clerk (Beverly Marcus),
    and their assistants                                           $0

PAYMENTS TO AN AFFILIATE
    Investor servicing and custodian fees
    paid by the fund to Putnam Fiduciary Trust Company
    (after application of credits, if any)                   $132,454

EXHIBIT A
MANAGEMENT FEE RATE                         NAME OF FUND
(BASED ON AVERAGE                      (NET ASSETS AS OF
ASSETS)                                MARCH 31, 1996)
-----------------------------------------------------------------
0.70% of the first                     Putnam Utilities Growth
$500 million, 0.60% of the             and Income Fund
next $500 million, 0.55%                    ($               )
of the next $500 million,
and 0.50% thereafter
-----------------------------------------------------------------
0.70% of the first                     Putnam Health Sciences
$500 million, 0.60% of the             Trust
next $500 million, 0.55%               ($               )
of the next $500 million,
and 0.50% thereafter
-----------------------------------------------------------------
0.70% of the first                     Putnam Natural-Resources
$500 million, 0.60% of the             Trust
next $500 million, 0.55%                    ($                )
of the next $500 million,
and 0.50% thereafter

GENERAL. All of the above fees are payable quarterly, based on the average net assets of a fund as determined at the close of each business day during the quarter, at the annual rates shown. For the Putnam funds, such fees are in addition to the compensation of Trustees and certain officers and other expenses borne by each fund, as described in the Proxy Statement under "The Management Contract."

The compensation payable to Putnam Management is subject to reduction or reimbursement to the extent that expenses of a fund in any fiscal year exceed the limits on investment company expenses imposed by any statute or regulatory authority in any jurisdiction where shares of the fund are qualified for offer and sale. The term "expenses" is defined in the statutes and regulations of such jurisdictions and, generally speaking, excludes brokerage commissions, taxes, interest and extraordinary expenses. The only limitation in effect as of the date of this Proxy Statement is 2.5% of the first $30 million of average net assets, 2% of the next $70 million and 1.5% of the remaining average net assets. The fee payable to Putnam Management is also subject to reduction by the amount of certain possible commissions, fees, brokerage or similar payments received by Putnam Mutual Funds, less expenses approved by the Trustees of the fund in respect of purchases and sales of fund portfolio investments.

EXHIBIT B
PUTNAM CAPITAL MANAGER TRUST
MANAGEMENT CONTRACT

This exhibit provides the management contract and the proposed additions and deletions with respect to PCM Utilities Growth and Income Fund. The additions are indicated by ((BOLDFACE)) and deletions are indicated by //italics//.


Management Contract dated as of October 2, 1987, as supplemented March 2, 1990, as further supplemented February 27, 1992, as further supplemented July 9, 1993, as further supplemented April 5, 1994, as further supplemented June 2, 1994, as further supplemented April 7, 1995, //and// as further supplemented July 13, 1995, ((AND AS FURTHER SUPPLEMENTED JULY , 1996,)) between Putnam Capital Manager Trust, a Massachusetts business trust (the "Fund"), and PUTNAM INVESTMENT MANAGEMENT, INC., a Massachusetts corporation (the "Manager").

WITNESSETH:

That in consideration of the mutual covenants herein contained, it is agreed as follows:

1.  SERVICES TO BE RENDERED BY MANAGER TO FUND.

(a) The Manager, at its expense, will furnish continuously an investment program for the Fund, will determine what investments shall be purchased, held, sold or exchanged by the Fund and what portion, if any, of the assets of the Fund shall be held uninvested and shall, on behalf of the Fund, make changes in the Fund's investments. Subject always to the control of the Trustees of the Fund and except for the functions carried out by the officers and personnel referred to in Section 1(d), the Manager will also manage, supervise and conduct the other affairs and business of the Fund and matters incidental thereto. In the performance of its duties, the Manager will comply with the provisions of the Agreement and Declaration of Trust and By-Laws of the Fund and its stated investment objectives, policies and restrictions, and will use its best efforts to safeguard and promote the welfare of the Fund and to comply with other policies which the Trustees may from time to time determine and shall exercise the same care and diligence expected of the Trustees.

(b) The Manager, at its expense, except as such expense is paid by the Fund as provided in Section 1(d), will furnish (1) all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties faithfully; (2) suitable office space for the Fund; and (3) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the affairs of the Fund, including determination of the Fund's net asset value, but excluding shareholder accounting services. Except as otherwise provided in Section 1(d), the Manager will pay the compensation, if any, of the officers of the Fund.

(c) The Manager, at its expense, shall place all orders for the purchase and sale of portfolio investments for the Fund's account with brokers or dealers selected by the Manager. In the selection of such brokers or dealers and the placing of such orders, the Manager shall use its best efforts to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Manager, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Trustees of the Fund may determine, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Contract or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Manager's overall responsibilities with respect to the Fund and to other clients of the Manager as to which the Manager exercises investment discretion. The Manager agrees that in connection with purchases or sales of portfolio investments for the Fund's account, neither the Manager nor any officer, director, employee or agent of the Manager shall act as a principal or receive any commission other than as provided in Section 3.

(d) The Fund will pay or reimburse the Manager for (i) the compensation of the Vice Chairman of the Fund and of persons assisting him in these offices, as determined from time to time by the Trustees of the Fund, (ii) the compensation in whole or in part of such other officers of the Fund and persons assisting them as may be determined from time to time by the Trustees of the Fund, and (iii) the cost of suitable office space, utilities, support services and equipment of the Vice Chairman and persons assisting him and, as determined from time to time by the Trustees of the Fund, all or a part of such cost attributable to the other officers and persons assisting them whose compensation is paid in whole or in part by the Fund. The Fund will pay the fees, if any, of the Trustees of the Fund.

(e) The Manager shall pay all expenses incurred in connection with the organization of the Fund and the initial public offering and sale of its shares of beneficial interest, provided that upon the issuance and sale of such shares to the public pursuant to the offering, and only in such event, the Fund shall become liable for, and to the extent requested reimburse the Manager for, registration fees payable to the Securities and Exchange Commission and for an additional amount not exceeding $125,000 as its agreed share of such expenses.

(f) The Manager shall not be obligated to pay any expenses of or for the Fund not expressly assumed by the Manager pursuant to this Section 1 other than as provided in Section 3.

2.  OTHER AGREEMENTS, ETC.

It is understood that any of the shareholders, Trustees, officers and employees of the Fund may be a shareholder, director, officer or employee of, or be otherwise interested in, the Manager, and in any person controlled by or under common control with the Manager, and that the Manager and any person controlled by or under common control with the Manager may have an interest in the Fund. It is also understood that the Manager and any person controlled by or under common control with the Manager have and may have advisory, management, service or other contracts with other organizations and persons, and may have other interests and business.

3.  COMPENSATION TO BE PAID BY THE FUND TO THE MANAGER.

The Fund will pay to the Manager as compensation for the Manager's services rendered, for the facilities furnished and for the expenses borne by the Manager pursuant to paragraphs (a),
(b), (c) and (e) of Section 1, a fee, computed and paid quarterly at the following annual rates applicable to the average net asset value of each Series of the Fund (a "Series") of:

PCM Asia Pacific Growth Fund:

      (a) 0.80% of the first $500 million of average net assets;
      (b) 0.70% of the next $500 million;
      (c) 0.65% of the next $500 million;
      (d) 0.60% of the next $5 billion;
      (e) 0.575% of the next $5 billion;
      (f) 0.555% of the next $5 billion;
      (g) 0.54% of the next $5 billion; and
      (h) 0.53% of any excess thereafter.

((PCM UTILITIES GROWTH & INCOME FUND:

      (A) 0.70% OF THE FIRST $500 MILLION OF AVERAGE NET ASSETS;
      (B) 0.60% OF THE NEXT $500 MILLION;
      (C) 0.55% OF THE NEXT $500 MILLION;
      (D) 0.50% OF THE NEXT $5 BILLION;
      (E) 0.475% OF THE NEXT $5 BILLION;
      (F) 0.455% OF THE NEXT $5 BILLION;
      (G) 0.44% OF THE NEXT $5 BILLION; AND
      (H) 0.43% OF ANY EXCESS THEREAFTER.))

PCM New Opportunities Fund, PCM Diversified Income Fund, PCM
Global Asset Allocation Fund, PCM High Yield Fund and PCM Voyager
Fund:

      (a) 0.70% of the first $500 million of average net assets;
      (b) 0.60% of the next $500 million;
      (c) 0.55% of the next $500 million; and
      (d) 0.50% of any excess over $1.5 billion of such average net asset value.

PCM Growth and Income Fund:

      (a) 0.65% of the first $500 million of average net assets;
      (b) 0.55% of the next $500 million;
      (c) 0.50% of the next $500 million; and
      (d) 0.45% of any excess over $1.5 billion of such average net asset value.

PCM U.S. Government and High Quality Bond Fund:

      (a) 0.65% of the first $500 million of average net assets;
      (b) 0.55% of the next $500 million;
      (c) 0.50% of the next $500 million;
      (d) 0.45% of the next $5 billion;
      (e) 0.425% of the next $5 billion;
      (f) 0.405% of the next $5 billion;
      (g) 0.39% of the next $5 billion; and
      (h) 0.38% of any excess thereafter.

PCM Money Market Fund:

      (a) 0.45% of the first $500 million of average net assets;
      (b) 0.35% of the next $500 million;
      (c) 0.30% of the next $500 million; and
      (d) 0.25% of any excess over $1.5 billion of such average net asset value.

PCM Global Growth Fund //and PCM Utilities Growth & Income
Fund//: 0.60%.

Such fees computed with respect to the net asset value of each Series shall be paid from the assets of such Series. Such average net asset value of each Series of the Fund shall be determined by taking an average of all of the determinations of such net asset value during such quarter at the close of business on each business day during such quarter while this Contract is in effect. Such fee shall be payable for each month within 30 days after the end of such quarter.

The fees payable by the Fund to the Manager pursuant to this
Section 3 with respect to any Series of the Fund shall be reduced by any commissions, fees, brokerage or similar payments received by the Manager or any affiliated person of the Manager in connection with the purchase and sale of portfolio investments of such Series, less any direct expenses approved by the Trustees incurred by the Manager or any affiliated person of the Manager in connection with obtaining such payments.

In the event that expenses of any Series of the Fund for any fiscal year should exceed the expense limitation on investment company expenses imposed by any statute or regulatory authority of any jurisdiction in which shares of that Series are qualified for offer or sale, the compensation due the Manager for such fiscal year shall be reduced by the amount of such excess by a reduction or refund thereof. In the event that the expenses of any Series of the Fund exceed any expense limitation which the Manager may, by written notice to the Fund, voluntarily declare to be effective subject to such terms and conditions as the Manager may prescribe in such notice, the compensation due the Manager shall be reduced, and, if necessary, the Manager shall assume expenses of the Series to the extent required by the terms and conditions of such expense limitation.

If the Manager shall serve for less than the whole of a month, the foregoing compensation shall be prorated.

4. ASSIGNMENT TERMINATES THIS CONTRACT; AMENDMENTS OF THIS
   CONTRACT.

This Contract shall automatically terminate, without the payment of any penalty, in the event of its assignment; and this Contract shall not be amended as to any Series of the Fund unless such amendment be approved at a meeting by the affirmative vote of a majority of the outstanding shares of the Series, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Fund who are not interested persons of the Fund or of the Manager.

5. EFFECTIVE PERIOD AND TERMINATION OF THIS CONTRACT.

This Contract shall become effective upon its execution, and shall remain in full force and effect as to each Series continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as follows:

(a) Either party hereto may at any time terminate this Contract as to any Series or as to the Fund by not more than sixty days' nor less than thirty days' written notice delivered or mailed by registered mail, postage prepaid, to the other party, or

(b) If (i) the Trustees of the Fund or the shareholders by the affirmative vote of a majority of the outstanding shares of the Series, and (ii) a majority of the Trustees of the Fund who are not interested persons of the Fund or of the Manager, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Contract, then this Contract shall automatically terminate as to such Series at the close of business on

   January 31, 1989 in the case of PCM Global Growth Fund,

   //January 31, 1994 in the case of PCM Utilities Growth and
   Income Fund,//

   January 31, 1995 in the case of PCM Diversified Income Fund,

   January 31, 1996 in the case of PCM Global Asset Allocation
   Fund, PCM Growth and Income Fund, PCM High Yield Fund, PCM
   Money Market Fund, PCM New Opportunities Fund and PCM Voyager
   Fund, and

   the second anniversary of its execution with respect to any other Series,

or the expiration of one year from the effective date of the last such continuance, whichever is later; provided, however, that if the continuance of this Contract is submitted to the shareholders of a Series for their approval and such shareholders fail to approve such continuance of this Contract as provided herein, the Manager may continue to serve hereunder in a manner consistent with the Investment Company Act of 1940 and the Rules and Regulations thereunder.

Action by the Fund under (a) above may be taken either (i) by vote of a majority of its Trustees, or (ii) by the affirmative vote of a majority of the outstanding shares of one or more
Series affected.

Termination of this Contract pursuant to this Section 5 will be without the payment of any penalty.

6. CERTAIN DEFINITIONS

For the purposes of this Contract, the "affirmative vote of a majority of the outstanding shares" means the affirmative vote, at a duly called and held meeting of shareholders, (a) of the holders of 67% or more of the shares of the Fund or the Series, as the case may be, present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund or the Series, as the case may be, entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Fund, or the Series, as the case may be, entitled to vote at such meeting, whichever is less.

For the purposes of this Contract, the terms "affiliated person", "control", "interested person" and "assignment" shall have their respective meanings defined in the Investment Company Act of 1940 and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act; the term "specifically approve at least annually" shall be construed in a manner consistent with the Investment Company Act of 1940 and the Rules and Regulations thereunder; and the term "brokerage and research services" shall have the meaning given in the Securities Exchange Act of 1934 and the Rules and Regulations thereunder.

7. NON-LIABILITY OF MANAGER

In the absence of willful misfeasance, bad faith or gross negligence on the part of the Manager, or reckless disregard of its obligations and duties hereunder, the Manager shall not be subject to any liability to the Fund or to any shareholder of the Fund, for any act or omission in the course of, or connected with, rendering services hereunder.

8. LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS

A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Fund as Trustees and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Fund.

IN WITNESS WHEREOF, PUTNAM CAPITAL MANAGER TRUST and PUTNAM INVESTMENT MANAGEMENT, INC. have each caused this instrument to be signed in duplicate in its behalf by its President or a Vice President thereunto duly authorized, all as of the day and year first above written.

                         PUTNAM CAPITAL MANAGER TRUST


                         By: _______________________________



                         PUTNAM INVESTMENT MANAGEMENT, INC.


                         By: _______________________________

PUTNAMINVESTMENTS

      THE PUTNAM FUNDS
      One Post Office Square
      Boston, Massachusetts 02109
      Toll-free 1-800-225-1581

PUTNAMINVESTMENTS

THIS IS YOUR PROXY CARD.

PLEASE VOTE THIS PROXY, SIGN IT BELOW, AND RETURN IT PROMPTLY IN
THE ENVELOPE PROVIDED.  YOUR VOTE IS IMPORTANT.

Please fold at perforation before detaching.
----------------------------------------------------------------

Proxy for a meeting of shareholders, July 11, 1996, for the PCM
UTILITIES GROWTH AND INCOME FUND OF PUTNAM CAPITAL MANAGER TRUST.

THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEES OF THE TRUST.

The undersigned shareholder hereby appoints George Putnam, Hans
H. Estin, and Robert E. Patterson, and each of them separately, proxies, with power of substitution, and hereby authorizes them to represent and to vote, as designated below, at the meeting of shareholders of the PCM Utilities Growth and Income Fund of Putnam Capital Manager Trust on July 11, 1996, at 2:00 p.m., Boston time, and at any adjournments thereof, all of the shares of the fund that the undersigned shareholder would be entitled to vote if personally present.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY.

If you are signing for a corporation or other entity, please sign the full legal name and indicate the signer's office.



--------------------------------                               ------------
Shareholder sign here                                                  Date

IF YOU COMPLETE AND SIGN THE PROXY, WE'LL VOTE EXACTLY AS YOU
TELL US.  IF YOU SIMPLY SIGN THE PROXY, IT WILL BE VOTED FOR
PROPOSAL 1.  THE PROXIES WILL ALSO BE AUTHORIZED TO VOTE UPON
OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

THE TRUSTEES RECOMMEND A VOTE FOR THE PROPOSAL LISTED BELOW:

PLEASE MARK YOUR CHOICES / X / IN BLUE OR BLACK INK.

1.  PROPOSAL TO APPROVE
    A NEW MANAGEMENT CONTRACT,
    INCREASING THE FEES PAYABLE BY THE FUND
    TO PUTNAM INVESTMENT MANAGEMENT, INC.

                   FOR       AGAINST        ABSTAIN
                   /  /      /  /           /  /

                   ITT HARTFORD LIFE INSURANCE COMPANIES

      VOTING INSTRUCTIONS FOR THE MEETING OF SHAREHOLDERS, JULY 11, 1996 OF THE PCM UTILITIES GROWTH AND INCOME FUND (THE "FUND") OF
                      PUTNAM CAPITAL MANAGER TRUST.

This Instruction Card is solicited by ITT Hartford Life Insurance Companies ("Hartford") from owners of variable annuity contracts and/or variable life insurance policies issued by Hartford who have specified that a portion of their investment be allocated to the fund.


                  PLEASE FOLD AND DETACH AT PERFORATION.
                  Return only the Instruction Card below.


FUND: PCM UTILITIES GROWTH AND INCOME FUND CONTRACT:

THE UNDERSIGNED CONTRACT/POLICY OWNER HEREBY INSTRUCTS THAT THE VOTES ATTRIBUTABLE TO THE UNDERSIGNED'S INTERESTS WITH RESPECT TO THE FUND BE CAST AS DIRECTED ON THE REVERSE SIDE, AT THE MEETING OF SHAREHOLDERS OF PCM UTILITIES GROWTH AND INCOME FUND OF PUTNAM CAPITAL MANAGER TRUST ON JULY 11, 1996, AT 2:00 P.M., BOSTON TIME, AND AT ANY ADJOURNMENTS THEREOF.




                             Shareholder sign here       Date


                             Co-owner sign here

                                                       HRTFRD

ITT HARTFORD L           IFE INSURANCE COMPANIES

Voting Instructions for the Meeting of Shareholders, July 11,
1996 of the PCM Utilities Growth and Income Fund (the "fund") of
Putnam Capital                Manager Trust.


This Instruction Card is solicited by ITT Hartford Life Insurance Companies ("Hartford") from owners of variable annuity contracts and/or variable life insurance policies issued by Hartford who have specified that a portion of their investment be allocated to the fund.

                  PLEASE FOLD AND DETACH AT PERFORATION.
                  RETURN ONLY THE INSTRUCTION CARD BELOW.



THE INTERESTS TO WHICH THIS FORM OF INSTRUCTION RELATES WHEN PROPERLY EXECUTED WILL BE VOTED BY HARTFORD IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THE VOTES ATTRIBUTABLE TO THIS INSTRUCTION WILL BE VOTED IN FAVOR OF PROPOSAL 1. INTERESTS FOR WHICH NO INSTRUCTIONS ARE RECEIVED WILL BE VOTED IN THE SAME RATIO AS VOTES FOR WHICH INSTRUCTIONS HAVE BEEN RECEIVED BY HARTFORD. THE UNDERSIGNED, BY COMPLETING THIS FORM, DOES HEREBY AUTHORIZE HARTFORD AND ITS AFFILIATES AND EMPLOYEES TO EXERCISE THEIR DISCRETION IN VOTING UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                        PLEASE MARK YOUR CHOICE / X / IN BLUE OR BLACK INK.

THE TRUSTEES RECOMMEND A VOTE FOR PROPOSAL 1.

                             FOR       AGAINST        ABSTAIN
                             /  /      /  /           /  /

1.  Proposal to approve
    a new management contract,
    increasing the fees payable
    by the fund to Putnam
    Investment Management, Inc.




                                                                     HRTFRD

               NORTHWESTERN NATIONAL LIFE INSURANCE COMPANY

      VOTING INSTRUCTIONS FOR THE MEETING OF SHAREHOLDERS, JULY 11, 1996 OF THE PCM UTILITIES GROWTH AND INCOME FUND (THE "FUND") OF
                      PUTNAM CAPITAL MANAGER TRUST.

This Instruction Card is solicited by Northwestern National Life
Insurance Company ("NWNL") from owners of variable annuity policies issued by NWNL who have specified that a portion of their investment be allocated to the fund.


                  PLEASE FOLD AND DETACH AT PERFORATION.
                  RETURN ONLY THE INSTRUCTION CARD BELOW.


FUND: PCM UTILITIES GROWTH AND INCOME FUND CONTRACT:

THE UNDERSIGNED POLICY OWNER HEREBY INSTRUCTS THAT THE VOTES ATTRIBUTABLE TO THE UNDERSIGNED'S INTERESTS WITH RESPECT TO THE FUND BE CAST AS DIRECTED ON THE REVERSE SIDE, AT THE MEETING OF SHAREHOLDERS OF PCM UTILITIES GROWTH AND INCOME FUND OF PUTNAM CAPITAL MANAGER TRUST ON JULY 11, 1996, AT 2:00 P.M., BOSTON TIME, AND AT ANY ADJOURNMENTS THEREOF.




                             Shareholder sign here       Date


                             Co-owner sign here

                                                      NWNL

               NORTHWESTERN NATIONAL LIFE INSURANCE COMPANY

      Voting Instructions for the Meeting of Shareholders, July 11, 1996 of the PCM Utilities Growth and Income Fund (the "fund") of
                      Putnam Capital Manager Trust.

This Instruction Card is solicited by Northwestern National Life
Insurance Company ("NWNL") from owners of variable annuity policies issued by NWNL who have specified that a portion of their investment be allocated to the fund.

                  PLEASE FOLD AND DETACH AT PERFORATION.
                  RETURN ONLY THE INSTRUCTION CARD BELOW.



THE INTERESTS TO WHICH THIS FORM OF INSTRUCTION RELATES WHEN PROPERLY EXECUTED WILL BE VOTED BY NWNL IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THE VOTES ATTRIBUTABLE TO THIS INSTRUCTION WILL BE VOTED IN FAVOR OF PROPOSAL 1. INTERESTS FOR WHICH NO INSTRUCTIONS ARE RECEIVED WILL BE VOTED IN THE SAME RATIO AS VOTES FOR WHICH INSTRUCTIONS HAVE BEEN RECEIVED BY NWNL. The undersigned, by completing this form, does hereby authorize NWNL and its affiliates and employees to exercise their discretion in voting upon such other business as may properly come before the meeting.

                        PLEASE MARK YOUR CHOICE / X / IN BLUE OR BLACK INK.

THE TRUSTEES RECOMMEND A VOTE FOR PROPOSAL 1.

                             FOR       AGAINST        ABSTAIN
                             /  /      /  /           /  /

1.  Proposal to approve
    a new management contract,
    increasing the fees payable
    by the fund to Putnam
    Investment Management, Inc.


                                                                       NWNL

                      PARAGON LIFE INSURANCE COMPANY

      VOTING INSTRUCTIONS FOR THE MEETING OF SHAREHOLDERS, JULY 11, 1996 OF THE PCM UTILITIES GROWTH AND INCOME FUND (THE "FUND") OF
                      PUTNAM CAPITAL MANAGER TRUST.

This Instruction Card is solicited by Paragon Life Insurance
Company ("Paragon") from owners of variable annuity policies issued by Paragon who have specified that a portion of their investment be allocated to the fund.


                  PLEASE FOLD AND DETACH AT PERFORATION.
                  RETURN ONLY THE INSTRUCTION CARD BELOW.


FUND: PCM UTILITIES GROWTH AND INCOME FUND CONTRACT:

THE UNDERSIGNED POLICY OWNER HEREBY INSTRUCTS THAT THE VOTES ATTRIBUTABLE TO THE UNDERSIGNED'S INTERESTS WITH RESPECT TO THE FUND BE CAST AS DIRECTED ON THE REVERSE SIDE, AT THE MEETING OF SHAREHOLDERS OF PCM UTILITIES GROWTH AND INCOME FUND OF PUTNAM CAPITAL MANAGER TRUST ON JULY 11, 1996, AT 2:00 P.M., BOSTON TIME, AND AT ANY ADJOURNMENTS THEREOF.




                             Shareholder sign here       Date


                             Co-owner sign here

                                                      PARAGON

                      PARAGON LIFE INSURANCE COMPANY

      Voting Instructions for the Meeting of Shareholders, July 11, 1996 of the PCM Utilities Growth and Income Fund (the "fund") of
                      Putnam Capital Manager Trust.

This Instruction Card is solicited by Paragon Life Insurance
Company ("Paragon") from owners of variable annuity policies issued by Paragon who have specified that a portion of their investment be allocated to the fund.

                  PLEASE FOLD AND DETACH AT PERFORATION.
                  RETURN ONLY THE INSTRUCTION CARD BELOW.



THE INTERESTS TO WHICH THIS FORM OF INSTRUCTION RELATES WHEN PROPERLY EXECUTED WILL BE VOTED BY PARAGON IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THE VOTES ATTRIBUTABLE TO THIS INSTRUCTION WILL BE VOTED IN FAVOR OF PROPOSAL 1. INTERESTS FOR WHICH NO INSTRUCTIONS ARE RECEIVED WILL BE VOTED IN THE SAME RATIO AS VOTES FOR WHICH INSTRUCTIONS HAVE BEEN RECEIVED BY PARAGON. The undersigned, by completing this form, does hereby authorize Paragon and its affiliates and employees to exercise their discretion in voting upon such other business as may properly come before the meeting.

                        PLEASE MARK YOUR CHOICE / X / IN BLUE OR BLACK INK.

THE TRUSTEES RECOMMEND A VOTE FOR PROPOSAL 1.

                             FOR       AGAINST        ABSTAIN
                             /  /      /  /           /  /

1.  Proposal to approve
    a new management contract,
    increasing the fees payable
    by the fund to Putnam
    Investment Management, Inc.


                                                                    PARAGON